Poly Announces First Quarter Fiscal Year 2021 Financial Results
WFH Trends and Supply Constraints Drive Results

SANTA CRUZ, Calif., - July 28, 2020 - Plantronics, Inc. (NYSE: PLT) ("Poly" or the "Company") today announced first quarter results for the period ending June 27, 2020. Preliminary highlights of the first quarter include the following:

($ Millions, except percent and per-share data)[1]	Q1 FY21	Q1 FY20
GAAP Revenue	$356	$448
GAAP Gross Margin	43.9%	47.5%
GAAP Operating Loss	($57)	($29)
GAAP Diluted EPS	($1.85)	($1.14)
Cash Flow from Operations	$42	$8

Non-GAAP Revenue	$361	$460
Non-GAAP Gross Margin	50.0%	55.8%
Non-GAAP Operating Income	$37	$86
Non-GAAP Diluted EPS	$0.33	$1.32
Adjusted EBITDA	$48	$98

1 For further information on supplemental non-GAAP metrics refer to the Use of Non-GAAP Financial Information and Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures sections below.

"We are working aggressively to fulfill elevated headset demand driven by the hybrid working trend as we navigate product shifts and supply chain challenges,” said Robert Hagerty, Chairman of the Poly Board of Directors and Interim Chief Executive Officer. “We continue to make progress on the transformation necessary to achieve the objectives of the integrated company and return to profitable growth.”

Results Compared to May 27, 2020 Guidance

	Q1 FY21 Results	Q1 FY21 Guidance Range[2]
GAAP Net Revenue	$356M	$330M - $365M
Non-GAAP Net Revenue	$361M	$335M - $370M
Adjusted EBITDA	$48M	$25M - $45M
Non-GAAP Diluted EPS	$0.33	$(0.18) - $0.22

2The non-GAAP revenue guidance range shown here excludes the $5.1 million impact of purchase accounting related to recording deferred revenue at fair value at the time of the acquisition.

“In light of the current macroeconomic uncertainty, we have been accumulating cash to maximize financial flexibility and liquidity,” said Charles Boynton, Executive Vice President and Chief Financial Officer. “As our business and the economy stabilize, our capital allocation strategy will focus on reducing leverage while maintaining appropriate liquidity.”

Highlights for the First Quarter 2021

•	Headsets demand remained elevated and voice solutions challenged as customers continue to work from home. Backlog at quarter-end was approximately five weeks.

•
The Company's in-house manufacturing site in Tijuana, Mexico resumed production in early May after reconfiguring to implement specific safety protocols. The factory is capable of running at full capacity, but supply constraints continue to affect production.

•
Poly announced a new family of Microsoft Teams Rooms (MTR) solutions and completed the Teams certification of the Studio X30 and X50 video bars. Poly also received Teams re-certification on six headsets for a total of 16 certified Teams headsets, and now offers the largest number of Teams certified endpoints in the market.

•
Poly’s next-gen video solutions, including the Studio X30, Studio X50, and G7500 became the first certified Zoom appliances in the market. In addition, the company announced participation in Zoom's Hardware-as-a-Service offering featuring Poly video bars and phones.

•	LogMeIn announced that the Poly Studio X30 and X50 video bars are now available in bundled solutions for GoToRoom.

•	The Company resolved several longstanding litigation matters, which will reduce Legal expenses going forward.

•	The Company ended fiscal Q1 with $263 million in cash and short-term investments.

Dividend Suspended

On April 9, 2020, the Poly Board of Directors suspended the quarterly cash dividend.

Business Outlook

The following statements are based on the Company's current expectations, and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from the Company's expectations. Please refer to the Forward Looking Statements Safe Harbor section of this press release below.

The following represents the expected range of financial results for the second quarter 2021 (all amounts assume currency rates remain stable):

Q2 FY21 Guidance
GAAP Net Revenue	$346M - $386M
Non-GAAP Revenue	$350M - $390M
Adjusted EBITDA[1]	$45M - $65M
Non-GAAP Diluted EPS[1,2]	$0.25 - $0.65

1 Q2 Adjusted EBITDA and non-GAAP diluted EPS guidance excludes estimated intangibles amortization expense of $31.4 million. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control.
2 EPS guidance assumes approximately 41 million diluted average weighted shares and a non-GAAP effective tax rate of 15% to 17%.

Conference Call and Earnings Presentation

Poly is providing an earnings presentation in combination with this press release. The presentation is offered to provide shareholders and analysts with additional detail for analyzing results. The presentation will be available in the Investor Relations section of our corporate website at investor.poly.com along with this press release. A reconciliation of our GAAP to non-GAAP results is provided at the end of this press release.

We have scheduled a webcast to discuss first quarter fiscal year 2021 financial results. The webcast will take place today, July 28, 2020, at 2:00 PM (Pacific Time). All interested investors and potential investors in Poly stock are invited to join. To listen to the webcast, please access the webcast link from our Investor Relations website at investor.poly.com.

A replay of the webcast will be available shortly after its conclusion and can be accessed from our Investor Relations website at investor.poly.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude, or include where applicable, the effect of purchase accounting on deferred revenue, charges associated with the optimization of our Consumer product line, stock-based compensation, acquisition related expenses, purchase accounting amortization and adjustments, restructuring and other related charges and credits, impairment charges, rebranding costs, other unusual and/or non-cash charges and credits, and the impact of participating securities, all net of any associated tax impact. We also exclude tax benefits from the release of tax reserves, discrete tax adjustments including transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We adjust these amounts from our non-GAAP measures primarily because management does not believe they are consistent with the development of our target operating model. We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our historical and long-term target operating model goals as well as our performance as a combined company. We believe presenting non-GAAP net revenue provides meaningful supplemental information regarding how management views the performance of the business and underlying performance of our individual product categories. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation of, or as a substitute for, or superior to, net revenues, gross margin, operating expenses, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Forward Looking Statements Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, but are not limited to: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain, including (a) our inability to source component parts from key suppliers in sufficient quantities necessary to meet the high demand for certain product lines, including our Enterprise Headsets, which negatively impacted our sales during the quarter; and continued uncertainty and potential impact on future quarters if these sourcing constraints continue and/or price volatility occurs, which could continue to negatively affect our profitability and/or market share, (b) our expectations that the virus has caused and will continue to cause, an increase in customer and partner demand, including increased demand in collaboration endpoints due to a global, work from home workforce, (c) expectations related to our voice product lines, as well as our services attachment rate for such products, which have been, and may continue to be, negatively impacted as companies have delayed returning their workforces to offices in many countries due to uncertainties related to the continued impact of COVID-19; (d) expectations related to our ability to fulfill the backlog generated by supply constrai nts during the quarter, to timely supply the number of products to fulfill current and future customer demand, including expectations that our manufacturing facility in Tijuana, Mexico will continue production at the capacity necessary to meet such demand, (e) the impact of the virus on our distribution partners, resellers, end-user customers and our production facilities, including our ability to obtain alternative sources of supply if our production facility or other suppliers are impacted by future shut downs, (f) the impact if global or regional economic conditions deteriorate further, on our customers and/or partners, including increased demand for pricing accommodations, delayed payments, delayed deployment plans, insolvency or other issues which may increase credit losses, and (g) risks related to restrictions or delays in global return to worksites as a result of COVID-19, which continues to impact our employees worldwide and our customers, which has negatively impacted our voice product lines for the quarter, and restricted customer engagement; and (h) the complexity of the forecast analysis and the design and operation of internal controls; and (ii) our belief that we can manufacture or supply products in a timely manner to satisfy perishable demand; (iii) expectations related to our customers’ purchasing decisions and our ability to match product production to demand, particularly given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges; (iv) risks associated with significant and abrupt changes in product demand which increases the complexity of management’s evaluation of potential excess or obsolete inventory; (v) risks associated with the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; (vi) risks associated with the potential interruption in the supply of sole-sourced critical components, our ability to move to a dual-source model, and the continuity of component supply at costs consistent with our plans, which has negatively impacted in the quarter and may continue to impact our ability to timely supply product to meet our customer demand; (vii) expectations related to our services segment revenues, particularly as we introduce new generation, less complex, product solutions, or as companies shift from on premises to work from home options for their workforce, which may result in decreased demand for our professional, installation and/or managed service offerings; (viii) expectations that our current cash on hand, additional cash generated from operations, together with sources of cash through our credit facility, either alone or in combination with our election to suspend our dividend payments, will meet our liquidity needs during and following the unknown duration and impact of the COVID-19 pandemic; (ix) expectations relating to our ability to generate sufficient cash flow from operations to meet our debt covenants and timely repay all principal and interest amounts drawn under our credit facility as they become due; (x) risks associated with our channel partners’ sales reporting, product inventories and product sell through since we sell a significant amount of products to channel partners who maintain their own inventory of our products; (xi) our efforts to execute to drive sales and sustainable profitable revenue growth; (xii) our expectations for new products launches, the timing of their releases and their expected impact on future growth and on our existing products; (xiii) our belief that our new Partner Program will drive growth and profitability for both us and our partners through the sale of our product, services and solutions; (xiv) risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions; (xv) uncertainties attributable to currency fluctuations, including fluctuations in foreign exchange rates and/or new or greater tariffs on our products; (xvi) our expectations regarding our ability to control costs, streamline operations and successfully implement our various cost-reduction activities and realize anticipated cost savings under such cost-reduction initiatives; (xvii) expectations relating to our quarterly and annual earnings guidance, particularly as economic uncertainty, including, without limitation, uncertainty related to the continued impact of COVID-19, the macro-economic and political climate and other external factors, puts further pressure on management judgments used to develop forward looking financial guidance and other prospective financial information; (xviii) expectations related to GAAP and non-GAAP financial results for the first quarter and full Fiscal Year 2021, including net revenues, adjusted EBITDA, tax rates, intangibles amortization, diluted weighted average shares outstanding and diluted EPS; (xix) our expectations of the impact of the acquisition of Polycom as it relates to our strategic vision and additional market and strategic partnership opportunities for our combined hardware, software and services offerings; (xx) our beliefs regarding the UC&C market, market dynamics and opportunities, and customer and partner behavior as well as our position in the market, including risks associated with the potential failure of our UC&C solutions to be adopted with the breadth and speed we anticipate; (xxi) our belief that the increased adoption of certain technologies and our open architecture approach has and will continue to increase demand for our solutions; (xxii) expectations related to the micro and macro-economic conditions in our domestic and international markets and their impact on our future business; (xxiii) our forecast and estimates with respect to tax matters, including expectations with respect to utilizing our deferred tax assets; (xxiv) our expectations related to building strategic alliances and key partnerships with providers of collaboration tools and platforms to drive revenue growth and market share; and (xxv) our expectations regarding pending and potential future litigation, in addition to other matters discussed in this press release that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements.

We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 8, 2020 and other filings with the Securities and Exchange Commission, as well as recent press releases.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

About Poly

Poly is a global communications company that powers meaningful human connection and collaboration. Poly combines legendary audio expertise and powerful video and conferencing capabilities to overcome the distractions, complexity and distance that make communication in and out of the workplace challenging. Poly believes in solutions that make life easier when they work together and with our partner’s services. Our headsets, software, desk phones, audio and video conferencing, analytics and services are used worldwide and are a leading choice for every kind of workspace. For more information, please visit: www.poly.com.

Poly and the propeller design are trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

INVESTOR CONTACT: Mike Iburg Vice President, Investor Relations (831) 458-7533

MEDIA CONTACT: Edie Kissko Senior Director and Head of Corporate Communications (213) 369-3719

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	June 27,	June 29,
	2020	2019
Net revenues:
Net product revenues	$291,458	$382,745
Net services revenues	64,262	65,022
Total net revenues	355,720	447,767
Cost of revenues:
Cost of product revenues	176,615	208,616
Cost of service revenues	22,773	26,505
Total cost of revenues	199,388	235,121
Gross profit	156,332	212,646
Gross profit %	43.9%	47.5%
Operating expenses:
Research, development, and engineering	50,029	59,524
Selling, general, and administrative	116,644	163,608
Impairment of goodwill and long-lived assets	—	—
(Gain) loss, net from litigation settlements	17,561	(1,162)
Restructuring and other related charges	29,330	19,525
Total operating expenses	213,564	241,495
Operating loss	(57,232)	(28,849)
Operating loss %	(16.1)%	(6.4)%

Interest expense	(21,184)	(23,932)
Other non-operating income, net	224	333
Income before income taxes	(78,192)	(52,448)
Income tax benefit	(3,177)	(7,577)
Net loss	$(75,015)	$(44,871)

% of net revenues	(21.1)%	(10.0)%

Loss per common share:
Basic	$(1.85)	$(1.14)
Diluted	$(1.85)	$(1.14)

Shares used in computing earnings per common share:
Basic	40,460	39,239
Diluted	40,460	39,239

Effective tax rate	4.1%	14.4%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	June 27,	March 28,
	2020	2020
ASSETS
Cash and cash equivalents	$249,766	$213,879
Short-term investments	13,166	11,841
Total cash, cash equivalents, and short-term investments	262,932	225,720
Accounts receivable, net	208,688	246,835
Inventory, net	177,633	164,527
Other current assets	46,145	47,946
Total current assets	695,398	685,028
Property, plant, and equipment, net	159,539	165,858
Purchased intangibles, net	434,481	466,915
Goodwill	796,216	796,216
Deferred tax and other assets	143,248	143,157
Total assets	$2,228,882	$2,257,174
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$115,166	$102,159
Accrued liabilities	396,745	373,666
Total current liabilities	511,911	475,825
Long-term debt, net of issuance costs	1,623,034	1,621,694
Long-term income taxes payable	98,949	98,319
Other long-term liabilities	144,699	144,152
Total liabilities	2,378,593	2,339,990
Stockholders' equity	(149,711)	(82,816)
Total liabilities and stockholders' equity	$2,228,882	$2,257,174

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	June 27,	June 29,
	2020	2019
Cash flows from operating activities
Net Loss	$(75,015)	$(44,871)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,400	57,698
Amortization of debt issuance cost	1,340	1,361
Stock-based compensation	9,355	12,904
Impairment of goodwill and long-lived assets	—	—
Deferred income taxes	(7,169)	(29,410)
Provision for excess and obsolete inventories	6,082	2,769
Restructuring charges	29,330	19,525
Cash payments for restructuring charges	(13,085)	(17,658)
Other operating activities	(1,851)	1,965
Changes in assets and liabilities:
Accounts receivable, net	37,914	21,445
Inventory, net	(16,008)	(42,309)
Current and other assets	3,483	15,498
Accounts payable	12,321	36,392
Accrued liabilities	11,236	(44,793)
Income taxes	389	17,833
Cash provided by operating activities	$41,722	$8,349

Cash flows from investing activities
Proceeds from sale of investments	—	170
Purchase of investments	(108)	(651)
Capital expenditures	(5,437)	(4,507)
Proceeds from sale of property, plant, and equipment and assets held for sale	1,900	—
Cash used for investing activities	$(3,645)	$(4,988)

Cash flows from financing activities
Employees' tax withheld and paid for restricted stock and restricted stock units	(2,739)	(8,621)
Proceeds from issuances under stock-based compensation plans	5	589
Proceeds from revolving line of credit	50,000	—
Repayments of revolving line of credit	(50,000)	—
Payment of cash dividends	—	(5,940)
Cash used for financing activities	$(2,734)	$(13,972)
Effect of exchange rate changes on cash and cash equivalents	544	6
Net increase (decrease) in cash and cash equivalents	35,887	(10,605)
Cash and cash equivalents at beginning of period	213,879	202,509
Cash and cash equivalents at end of period	$249,766	$191,904

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended
	June 27,	June 29,
	2020	2019

GAAP Net revenues	$355,720	$447,767
Deferred revenue purchase accounting[1]	5,082	12,159
Non-GAAP Net revenues	$360,802	$459,926

GAAP Gross profit	$156,332	$212,646
Purchase accounting amortization[2]	18,238	30,000
Deferred revenue purchase accounting[1]	5,082	12,159
Integration and Rebranding costs	—	958
Stock-based compensation	833	978
Non-GAAP Gross profit	$180,485	$256,741
Non-GAAP Gross profit %	50.0%	55.8%

GAAP Research, development, and engineering	$50,029	$59,524
Stock-based compensation	(3,231)	(3,719)
Integration and Rebranding costs	(194)	(1,341)
Non-GAAP Research, development, and engineering	$46,604	$54,464

GAAP Selling, general, and administrative	$116,644	$163,608
Integration and Rebranding costs	6	(23,591)
Purchase accounting amortization[2]	(14,195)	(15,278)
Stock-based compensation	(5,296)	(8,207)
Non-GAAP Selling, general, and administrative	$97,159	$116,532

[1]
Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company’s deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

[2]	Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended
	June 27,	June 29,
	2020	2019

GAAP Operating expenses	$213,564	$241,495
Integration and Rebranding costs	(188)	(24,932)
Purchase accounting amortization[2]	(14,195)	(15,278)
Stock-based compensation	(8,527)	(11,926)
Restructuring and other related charges	(29,330)	(19,525)
Gain (loss), net from litigation settlements	(17,561)	1,162
Non-GAAP Operating expenses	$143,763	$170,996

GAAP Operating loss	$(57,232)	$(28,849)
Purchase accounting amortization[2]	32,433	45,278
Deferred revenue purchase accounting[1]	5,082	12,159
Integration and Rebranding costs	188	25,890
Stock-based compensation	9,360	12,904
Restructuring and other related charges	29,330	19,525
(Gain) loss, net from litigation settlements	17,561	(1,162)
Non-GAAP Operating income	$36,722	$85,745

[1]
Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company’s deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

[2]	Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended
	June 27,		June 29,
	2020		2019
GAAP Net loss	$(75,015)		$(44,871)
Purchase accounting amortization[2]	32,433		45,278
Deferred revenue purchase accounting[1]	5,082		12,159
Integration and Rebranding costs	196		25,890
Stock-based compensation	9,360		12,904
Restructuring and other related charges	29,330		19,525
(Gain) loss, net from litigation settlements	17,561		(1,162)
Income tax effect of above items	(13,347)		(15,483)
Income tax effect of unusual tax items	7,728	[3]	(2,017)
Non-GAAP Net income	$13,328		$52,223

GAAP Diluted earnings per common share	$(1.85)		$(1.14)
Purchase accounting amortization[2]	0.80		1.15
Deferred revenue purchase accounting[1]	0.13		0.31
Stock-based compensation	0.23		0.33
Integration and Rebranding costs	—		0.66
Restructuring and other related charges	0.72		0.49
(Gain) loss, net from litigation settlements	0.43		(0.03)
Income tax effect	(0.13)		(0.46)
Effect of anti-dilutive securities	—		0.01
Non-GAAP Diluted earnings per common share	$0.33		$1.32

Shares used in diluted earnings per common share calculation:
GAAP	40,460		39,239
Non-GAAP	40,620		39,523

[1]
Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company’s deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

[2]	Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.
[3]	Excluded amounts represent amortization of intellectual property, impact of valuation allowance, and the release of tax reserves.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended					Twelve Months Ended
	June 29,	September 28,	December 28,	March 28,	June 27,	June 27,
	2019	2019	2019	2020	2020	2020
GAAP Net loss	$(44,871)	$(25,910)	$(78,483)	$(662,820)	$(75,015)	$(842,228)
Tax provision	(7,576)	(4,122)	(19,708)	(37,995)	(3,177)	(65,002)
Interest Expense	23,932	23,797	22,533	22,378	21,184	89,892
Other Income and Expense	(333)	625	(967)	562	(224)	(4)
Deferred revenue purchase accounting[1]	12,159	8,524	7,131	6,138	5,082	26,875
Consumer optimization[3]	—	—	10,415	—	—	10,415
Integration and Rebranding costs	25,890	11,329	8,677	2,321	197	22,524
Stock-based compensation	12,904	14,693	13,902	15,596	9,360	53,551
Restructuring and other related charges	19,525	5,847	21,724	7,080	29,330	63,981
Impairment charges	—	—	—	648,231	—	648,231
(Gain) loss, net from litigation settlements	(1,162)	—	—	419	17,561	17,980
Other adjustments[2]	—	542	—	—	—	542
Depreciation and amortization	57,698	57,376	57,556	57,632	43,400	215,964
Adjusted EBITDA	$98,166	$92,701	$42,780	$59,542	$47,698	$242,721

[1]
Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company’s deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

[2]	Other adjustments: Excluded amounts represent immaterial executive transition costs.
[3]	Consumer Optimization: Excluded amounts represent inventory related reserves associated with optimizing the consumer product portfolio.